UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
March 30, 2009
Date of Report (Date of earliest event reported)
PRG-Schultz International, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Georgia
(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805

(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949

(Address of Principal Executive Offices)	(Zip Code)
770-779-3900

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On March 30, 2009, PRG-Schultz International, Inc. (the “Company”) and PRG-Schultz USA, Inc. (“PRG-Schultz USA” and collectively with the Company, the “Borrower”) entered into Amendment Number Two (the “Amendment”) to the Amended and Restated Financing Agreement, originally dated as of September 17, 2007 (the “Financing Agreement”), by and among the Borrower, Ableco Finance LLC, as collateral agent, and Wells Fargo Foothill, Inc., as administrative agent (collectively, the “Agents”), and the lenders from time to time party thereto (the “Lenders”). The Amendment amends certain provisions of the Financing Agreement, as previously amended, among the Borrower, the Agents and the Lenders, pursuant to which the Lenders have made available to the Borrower certain credit facilities described therein (the “Credit Facilities”).
     Under the existing Financing Agreement, revolving loans are made available to the Borrower under the Credit Facilities based on a Borrowing Base, the calculation of which includes a “Borrowing Base Addition.” As used in the Borrowing Base calculation, the Borrowing Base Addition may provide additional availability to the Borrower by increasing the Borrowing Base by a certain dollar amount over and above the Borrowing Base that would otherwise apply, subject to an overall dollar limit on the Borrowing Base Addition determined in accordance with a schedule set forth in the Financing Agreement. Pursuant to the Amendment, the availability under the Financing Agreement may be reduced somewhat as the Borrowing Base Addition in effect for each quarter will now be limited to the lesser of the amount set forth in such schedule and the “AR Addition” as defined in the Amendment. The Borrowing Base continues to be subject to an overall limit equal to the trailing twelve month EBITDA of the Company and its subsidiaries.
     In addition, the Amendment permits the Company, subject to certain conditions, to repurchase up to an additional $5 million of its common stock between April 1, 2009 and March 31, 2010 pursuant the Company’s previously announced stock repurchase program.
     Finally, the thresholds for the minimum Fixed Charge Coverage Ratio covenant and the minimum Consolidated EBITDA covenant set forth in the Financing Agreement have been lowered through March 31, 2010.
     Except as described above, all other material terms of the Credit Facilities remain in full force and effect. The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is filed herewith:

	10.1	Amendment Number Two to the Amended and Restated Financing Agreement, dated as of March 30, 2009, by and among PRG-Schultz International, Inc., PRG-Schultz USA, Inc., Ableco Finance LLC, as collateral agent, Wells Fargo Foothill, Inc., as administrative agent, and the lenders from time to time party thereto.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRG-Schultz International, Inc.
By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: April 3, 2009

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

10.1
Amendment Number Two to the Amended and Restated Financing Agreement, dated as of March 30, 2009, by and among PRG-Schultz International, Inc., PRG-Schultz USA, Inc., Ableco Finance LLC, as collateral agent, Wells Fargo Foothill, Inc., as administrative agent, and the lenders from time to time party thereto.

4